                                                                   Exhibit 10.17

                                                                  EXECUTION COPY

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                                CREDIT AGREEMENT

                                      Among

                          RAM REINSURANCE COMPANY LTD.,

                                 VARIOUS BANKS,

                                       And

                             BAYERISCHE LANDESBANK,
                                NEW YORK BRANCH,
                                    as Agent

                                   ----------

                          Dated as of February 3, 2006

                                   ----------

================================================================================

                                TABLE OF CONTENTS

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                                                                            Page
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
                                    SECTION 1
                   DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

Section 1.01.    Defined Terms...........................................     1
Section 1.02.    Principles of Construction..............................    10

                                    SECTION 2
                           AMOUNT AND TERMS OF CREDIT

Section 2.01.    The Loans...............................................    10
Section 2.02.    Amount of Each Borrowing................................    11
Section 2.03.    Notice of Borrowing.....................................    11
Section 2.04.    Disbursement of Funds...................................    11
Section 2.05.    Notes...................................................    12
Section 2.06.    Interest................................................    12
Section 2.07.    Capital Adequacy........................................    12
Section 2.08.    Obligations of Defaulting Banks.........................    13

                                    SECTION 3
        COMMITMENT FEES, FEES; AND TERMINATIONS, EXTENSIONS AND INCREASES
                   OF COMMITMENTS AND CONTINGENT COMMITMENTS

Section 3.01.    Fees....................................................    13
Section 3.02.    Voluntary Termination of Unutilized Commitments and
                 Unutilized Contingent Commitments.......................    14
Section 3.03.    Termination of Commitments and Contingent Commitments...    14
Section 3.04.    Expiry Date.............................................    14

                                    SECTION 4
                              PREPAYMENTS: PAYMENTS

Section 4.01.    Voluntary Prepayments...................................    15
Section 4.02.    Mandatory Prepayments...................................    16
Section 4.03.    Method and Place of Payment.............................    16
Section 4.04.    Net Payments............................................    16
Section 4.05.    Limitations on Sources of Payment.......................    16

                                    SECTION 5
                    CONDITIONS PRECEDENT TO ALL CREDIT EVENTS

Section 5.01.    Loss Threshold Incurrence Date..........................    17
Section 5.02.    Notice of Borrowing.....................................    17
Section 5.03.    Part C Loans............................................    17

                                    SECTION 6
                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

Section 6.01.    Corporate Status........................................    17
Section 6.02.    Corporate Power and Authority...........................    18
Section 6.03.    No Violation............................................    18
Section 6.04.    Governmental Approvals..................................    18
Section 6.05.    Financial Statements; Financial Condition; Undisclosed
                 Liabilities; Etc........................................    18
Section 6.06.    Litigation..............................................    19
Section 6.07.    True and Complete Disclosure............................    19
Section 6.08.    Use of Proceeds; Margin Regulations.....................    19
Section 6.09.    Tax Returns and Payments................................    19
Section 6.10.    No ERISA Plans..........................................    19
Section 6.11.    Capitalization..........................................    20
Section 6.12.    Subsidiaries............................................    20
Section 6.13.    Compliance with Statutes, Etc...........................    20
Section 6.14.    Investment Company Act..................................    20
Section 6.15.    Public Utility Holding Company Act......................    20
Section 6.16.    Compliance with Insurance Law...........................    20
Section 6.17.    Covered Portfolio.......................................    21
Section 6.18.    Ratings.................................................    21

                                    SECTION 7
                              AFFIRMATIVE COVENANTS

Section 7.01.    Information Covenants...................................    21
Section 7.02.    Books, Records and Inspections..........................    23
Section 7.03.    Corporate Franchises....................................    23
Section 7.04.    Compliance with Statutes, Etc...........................    24
Section 7.05.    ERISA...................................................    24
Section 7.06.    Performance of Obligations..............................    24
Section 7.07.    Use of Proceeds.........................................    24
Section 7.08.    Conduct of Business.....................................    24
Section 7.09.    Underwriting Criteria...................................    24
Section 7.10.    Collection of Pledged Recoveries and Pledged Premiums...    24
Section 7.11.    Pledged Reserve Release Notice..........................    24
Section 7.12.    Registry................................................    25

                                    SECTION 8
                               NEGATIVE COVENANTS

Section 8.01.    Liens...................................................    25
Section 8.02.    Consolidation, Merger, Sale of Assets, Etc..............    26
Section 8.03.    Amendments..............................................    26


                                    SECTION 9
                                EVENTS OF DEFAULT

Section 9.01.    Payments................................................    27
Section 9.02.    Representations, Etc....................................    27
Section 9.03.    Covenants...............................................    27
Section 9.04.    Default Under Other Agreements..........................    27
Section 9.05.    Bankruptcy, Etc.........................................    27
Section 9.06.    Security Agreement......................................    28
Section 9.07.    Judgments...............................................    28
Section 9.08.    Change of Control.......................................    28
Section 9.09.    Other Default...........................................    28

                                   SECTION 10
                                    THE AGENT

Section 10.01.   Appointment.............................................    29
Section 10.02.   Nature of Duties........................................    29
Section 10.03.   Lack of Reliance on the Agent...........................    29
Section 10.04.   Certain Rights of the Agent.............................    30
Section 10.05.   Reliance................................................    30
Section 10.06.   Indemnification.........................................    30
Section 10.07.   The Agent in Its Individual Capacity....................    30
Section 10.08.   Resignation by the Agent................................    30

                                   SECTION 11
                                  MISCELLANEOUS

Section 11.01.   Payment of Expenses, Etc................................    31
Section 11.02.   Right of Setoff.........................................    31
Section 11.03.   Notices.................................................    32
Section 11.04.   Benefit of Agreement....................................    32
Section 11.05.   No Waiver; Remedies Cumulative..........................    35
Section 11.06.   Calculations; Computations..............................    35
Section 11.07.   Governing Law; Submission to Jurisdiction; Venue........    35
Section 11.08.   Obligation to Make Payments in Dollars..................    36
Section 11.09.   Counterparts............................................    36
Section 11.10.   Headings Descriptive....................................    36
Section 11.11.   Amendment or Waiver.....................................    36
Section 11.12.   Survival................................................    37
Section 11.13.   Exclusions from Covered Portfolio.......................    37
Section 11.14.   Confidentiality.........................................    37
Section 11.15.   No Default..............................................    38

SCHEDULE I    COMMITMENTS AND CONTINGENT COMMITMENTS
SCHEDULE II   REINSURANCE AGREEMENTS
EXHIBIT A     NOTICE OF BORROWING
EXHIBIT B     FORM OF NOTE
EXHIBIT C     FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of February 3, 2006, among RAM REINSURANCE COMPANY LTD., a limited liability company organized under the laws of Bermuda (the "Borrower"), the Banks party hereto from time to time, and BAYERISCHE LANDESBANK, NEW YORK BRANCH, acting in its capacity as Agent pursuant to Section 11 (in such capacity, the "Agent").

                                   WITNESSETH:

     WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Borrower the credit facility provided for herein;

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

                                    SECTION 1

                   DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

     SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Affiliate" shall mean, with respect to any Person, any other Person (other than an individual) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that an Affiliate of the Borrower shall include any Person that directly or indirectly owns more than 10% of the Borrower and any officer or director of the Borrower or any such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" shall mean Bayerische Landesbank, New York Branch, in its capacity as Agent for the Banks hereunder, and shall include any successor to the Agent appointed pursuant to Section 10.08.

     "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time.

     "Applicable Margin" shall mean a percentage per annum equal to 2.0%.

     "Assignment and Assumption Agreement" shall mean any Assignment and Assumption Agreement substantially in the form of Exhibit C entered into pursuant to the terms of this Agreement.

     "Authorized Officer" shall mean the president, any vice president, the chief financial officer or the controller of the Borrower.

     "Average Annual Debt Service" as of a specified date with respect to an Insured Obligation shall mean the applicable Retained Percentage times the sum of (i) the aggregate outstanding principal amount of such Insured Obligation and
(ii) the aggregate amount of interest thereafter required to be paid on such Insured Obligation (giving effect to all mandatory sinking fund payments or other regularly scheduled required redemptions, prepayments or other retirement of principal), divided by the number of whole and fractional years from the date of determination to the latest maturity date of such Insured Obligation, and as of a specified date with respect to the Covered Portfolio shall mean the sum of the Annual Average Debt Service as of such date of all Insured Obligations of the type defined in clause (i) of the definition thereof contained in the Covered Portfolio. In the event that an Insured Obligation bears interest at a variable rate, the interest thereon for purposes of the determination of Average Annual Debt Service shall be calculated at the rate employed by the Borrower to compute average annual debt service with respect to such Insured Obligation in accordance with its customary business practices.

     "Bank" shall mean each of the banks listed on the signature pages hereof and any institution which becomes a Bank hereunder pursuant to Section 11.04(b).

     "Base Rate" shall mean the higher of (i) 1/4 of 1% in excess of the Federal Funds Rate and (ii) the Prime Lending Rate.

     "Bankruptcy Code" shall have the meaning provided in Section 9.05.

     "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

     "Borrower's Rating" shall mean the Borrower's claims-paying rating.

     "Borrowing" shall mean the borrowing of Loans on a given date.

     "Business Day" shall mean any day except Saturday, Sunday and any day which shall be in New York, New York or Hamilton, Bermuda a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

     "Change of Control" shall mean and include the occurrence of any of the following events: any Person, entity or "group" (within the meaning of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934) (i) shall have acquired beneficial ownership of 20% or more of any outstanding class of capital stock of the Borrower having ordinary voting power in the election of directors, provided that any Person, entity or group shall be permitted to acquire up to 25% of the outstanding capital stock of any such class in a transaction approved before the consummation of same by a majority of the directors of the Borrower or (ii) shall have obtained the power (whether or not exercised) to elect the majority of the Board of Directors of the Borrower.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

     "Collateral" shall mean all "Collateral" as defined in the Security Agreement.

     "Collateral Account" shall have the meaning set forth in the Security Agreement.

     "Collateral Agent" shall have the meaning set forth in the Security Agreement.

     "Commitment" shall mean for each Bank (excluding the Part C Banks) the amount set forth opposite such Bank's name in Part A of Schedule I hereto directly below the column entitled "Commitment", as the same may be (i) reduced from time to time pursuant to Section 3.02 and/or 3.03 and (ii) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section
3.04 or 11.04.

     "Commitment Fees" shall have the meaning provided in Section 3.01(a).

     "Contingent Commitment" shall mean for each Part C Bank the amount set forth opposite such Part C Bank's name in Part C of Schedule I hereto directly below (i) the column entitled "Contingent Commitment," as the same may be (i) reduced from time to time pursuant to Section 3.02 and/or 3.03 and (ii) adjusted from time to time as a result of assignments to or from such Part C Bank pursuant to Section 3.04 or 11.04.

     "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or obligations under insurance or reinsurance contracts entered into in the ordinary course of business to secure reinsurance obligations. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "Covered Portfolio" shall mean and include each Insured Obligation as of December 31, 2005 and each Insured Obligation issued thereafter and prior to the Loss Threshold Incurrence Date other than any Insured Obligation which is excluded from the Covered Portfolio pursuant to Section 11.13.

     "Credit Documents" shall mean this Agreement, each Note and the Security Agreement.

     "Credit Event" shall mean the making of any Loan.

     "Cumulative Losses" for any Loss Incurrence Period shall mean the aggregate Losses of the Borrower determined cumulatively during such period without regard to Pledged Recoveries; provided, however, that the aggregate amount of Cumulative Losses related to (i) Insured Obligations of the type described in the definition thereof issued on behalf of health care providers of any type cannot exceed 10% of the Total Coverage Amount and Insured Obligations of the type described in the definition thereof issued on behalf of health care providers of any type which at the time of reinsurance by the Borrower (and without giving effect to any insurance or other guaranty of an Eligible Insurer) were unrated or rated lower than A- by S&P cannot exceed 3.33% of the Total Coverage Amount.

     "Declining Bank" shall have the meaning provided in Section 3.04(b).

     "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Defaulted Loan" shall mean, with respect to any Bank at any time, the Loan or portion of any Loan required to be made by such Bank to the Borrower pursuant to Section 2.01 at or prior to such time that has not been made by such Bank as of such time.

     "Defaulting Bank" shall mean, at any time, any Bank that, at such time, owes a Defaulted Loan.

     "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

     "Eligible Insurer" shall mean any of AMBAC, MBIA, FSA, FGIC or any other financial guaranty insurer rated Aaa by Moody's and AAA by S&P at the time of any determination thereof.

     "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder) assigned, or the parent of which is assigned, an unsecured senior debt rating (or shadow rating as reflected in a letter) by each of Moody's and S&P.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) which together with the Borrower or any of its Subsidiaries would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

     "Event of Default" shall have the meaning provided in Section 9.

     "Expiry Date" shall have the meaning set forth in Section 3.04(a).

     "Extending Bank" shall have the meaning provided in Section 3.04(b).

     "Extension Request" shall have the meaning set forth in Section 3.04(a).

     "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

     "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

     "Group" shall mean, collectively, the Borrower, the Owners and each other Person that is combined with the Borrower and the Owners for financial reporting purposes.

     "Holder of any Note" shall mean any Federal Reserve Bank to which a Bank has pledged its Note to the extent such Federal Reserve Bank has foreclosed upon such Note.

     "Increasing Extending Bank" shall have the meaning provided in Section 3.04(b).

     "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services,
(ii) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (iii) all liabilities secured by any Lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee and (v) all Contingent Obligations of such Person.

     "Installment Premiums" shall mean any and all premiums which are required to be paid or claimed to be required to be paid to or for the account of the Borrower in respect of Insured Obligations in the Covered Portfolio on a periodic basis rather than by payment in full on the date of the effectiveness of the relevant Insurance Contract.

     "Insurance Contracts" shall have the meaning set forth in Section 6.16.

     "Insured Obligation" shall mean "municipal obligation bonds," "special revenue bonds," "industrial development bonds" and "utility first mortgage obligations," in any event issued by a U.S. municipal or governmental unit or political subdivision, which an Eligible Insurer is permitted to insure under the provisions of Section 6904(b)(1)(A), (B) or (C) of the New York Insurance Law (without regard to clause (J) thereof).

     "Lending Office" shall mean the office of the Agent located at 560 Lexington Avenue, New York, New York 10022 or such other office, Subsidiary or Affiliate of the Agent as the Agent may from time to time specify as such to the Borrower.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

     "Loan" shall have the meaning provided in Section 2.01.

     "Loss" shall mean at any time the aggregate sum of (i) the amount paid by the Borrower at such time or required at such time to be paid by the Borrower on claims under an Insurance Contract with respect to an Insured Obligation in the Covered Portfolio by reason of the failure by the issuer thereof or other obligor with respect thereto to pay insured amounts on such Insured Obligations when due (including adjustment expenses with respect to such claims), plus (ii) Permitted Reserves at such time minus (iii) amounts paid at such time or reasonably expected by the Borrower at such time to be paid to the Borrower under reinsurance agreements (whether facultative or treaty) and similar arrangements with respect to the claims referred to in clause (i) provided that, without limiting the generality of the foregoing, the term "Loss" shall not include any damages or penalties required to be paid by the Borrower in respect of an Insurance Contract by reason of the breach by the Borrower of its obligations thereunder or the cancellation or termination thereof other than in accordance with its terms.

     "Loss Incurrence Period" shall mean the seven year period preceding the Expiry Date.

     "Loss Threshold Incurrence Date" shall mean the date on which the Borrower has Cumulative Losses (net of recoveries) during the relevant Loss Incurrence Period equal to the greater of $170,000,000 and 5% of the Average Annual Debt Service as of any date of determination thereof.

     "Majority Banks" shall mean at any time Banks owed at least 51% of the aggregate principal amount of the Loans outstanding at such time or, if no Loans are outstanding at such time, Banks holding at least 51% of the aggregate Commitments at such time; provided, however, that if any Bank shall be a Defaulting Bank at such time, there shall be excluded from the determination of Majority Banks at such time (i) the aggregate principal amount of the Loans owing to such Bank and outstanding at such time and (ii) the Commitment of such Bank at such time.

     "Majority Participants" shall have the meaning set forth in Section 11.04.

     "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Note" shall have the meaning provided in Section 2.05.

     "Notice of Borrowing" shall have the meaning provided in Section 2.03.

     "Notice Office" shall mean the office of the Agent located at 560 Lexington Avenue, New York, New York 10022, Attention: Patricia Healy, or such other office as the Agent may hereafter designate in writing as such to the Borrower.

     "Obligations" shall mean all amounts owing to the Agent, Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

     "Owners" shall mean RAM Holdings Ltd. and RAM Holdings II Ltd. and any entity resulting from an amalgamation of the two.

     "Part B Bank" shall mean each Bank listed on Part B of Schedule I hereto.

     "Part C Bank" shall mean each Bank listed on Part C of Schedule I hereto.

     "Part C Loan" shall have the meaning provided in Section 2.08.

     "Payment Office" shall mean the office of the Agent located at 560 Lexington Avenue, New York, New York 10022, or such other office as the Agent may hereafter designate in writing as such to the Borrower.

     "Permitted Liens" shall have the meaning set forth in Section 8.01.

     "Permitted Reserves" shall mean, with respect to any Insured Obligation, an amount equal to the reserves established in accordance with New York State statutory accounting practices which are deemed necessary or prudent in the reasonable judgment of the Borrower by reason of the failure or anticipated failure by the issuer of such Insured Obligation or other obligor with respect thereto to pay such Insured Obligation when due, all as determined by the Borrower on a quarterly basis and as reflected on the Borrower's books and records.

     "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" shall mean an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code, which is maintained or contributed to by (or to which there is an obligation to contribute of), or at any time during the five calendar years preceding the date of this Agreement was maintained or contributed to by (or to which there was an obligation to contribute of), the Borrower or an ERISA Affiliate.

     "Pledged Premiums" shall mean at any time on and after the Loss Threshold Incurrence Date (i) any and all Installment Premiums which are paid or payable to the Borrower at such time with respect to defaulted Insured Obligations in the Covered Portfolio minus (ii) the aggregate amount of such Installment Premiums referred to in the next preceding clause (i) paid or payable to any Person other than the Borrower at such time under reinsurance agreements (whether facultative or treaty) and similar arrangements. The security interest granted to the Collateral Agent for the benefit of the Banks in and the right to receive and apply the Pledged Premium is subject to the rights of the Prior Collateral Agent and the Banks (as defined in the Prior Credit Agreement) under the Prior Credit Agreement).

     "Pledged Recoveries" shall mean at any time on and after the Loss Threshold Incurrence Date any and all moneys and other payments, property and other consideration and compensation received or receivable by or for the account of the Borrower at such time (excluding the aggregate amount of any and all monies, payments, property, consideration and compensation paid or payable to any Person other than the Borrower under reinsurance agreements (whether facultative or treaty) and similar arrangements) as repayment or reimbursement of, or otherwise in respect of or arising out of, the payment of a claim by the Borrower under an Insurance Contract covering any Insured Obligation in the Covered Portfolio (without regard to whether such claim was paid from the proceeds of a Loan), whether from the issuer thereof or any other Person including without limitation under or pursuant to (i) such Insurance Contract, any reimbursement agreement, guaranty, letter of credit, mortgage, security agreement, pledge agreement or other contract, agreement or arrangement, (ii) any account or account receivable, (iii) any compromise, settlement or similar arrangement, (iv) any voluntary payment or gift, (v) any reinsurance of such Insured Obligation to the extent that payment or expected payment under such reinsurance was not deducted in determining the Loss attributed to the Borrower's payment or required payment of such claim, (vi) any contractual, statutory, common law or other right of subrogation, (vii) any realization upon any mortgage, security interest or other Lien, (viii) any cause of action, whether sounding in tort, contract or otherwise, and any judicial, arbitration or other proceeding by or before any court, agency, tribunal, association or other governmental or private body, or
(ix) any other legal or equitable right or claim, whether or not similar to the foregoing), less the out-of-pocket costs and expenses, including without limitation attorneys fees and court costs, reasonably incurred by the Borrower in connection with the collection or other realization of such moneys and other payments, property and other consideration and compensation. The security interest granted to the Collateral Agent for the benefit of the Banks in and the right to receive and apply the Pledged Recoveries is subject to the rights of the Prior Collateral Agent and the Banks (as defined in the Prior Credit Agreement) under the Prior Credit Agreement.

     "Pledged Reserves Account" shall have the meaning set forth in the Security Agreement.

     "Pledged Reserves Account Funds" shall mean at any time the aggregate amount of proceeds of Loans borrowed hereunder for the purpose of establishing or maintaining Permitted Reserves, such proceeds to be deposited in the Pledged Reserves Account in accordance with Section 2.1(b) of the Security Agreement.

     "Pledged Reserve Release Notice" shall have the meaning set forth in
Section 7.11.

     "Pledged Reserve Repayment Date" shall mean the date on which the Borrower delivers the Pledged Reserve Release Notice required by Section 7.11.

     "Prime Lending Rate" shall mean the rate as established by Bayerische Landesbank, New York Branch, from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bayerische Landesbank, New York Branch, may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

     "Prior Credit Agreement" means the Amended and Restated Credit Agreement dated as of June 22, 2005 among the Borrower, Various Banks and Norddeutsche Landesbank Girozentrale, New York Branch, as Agent.

     "Prior Collateral Agent" shall mean the Collateral Agent as defined in the Prior Pledge Agreement.

     "Prior Pledge Agreement" shall mean the Amended and Restated Pledge and Security Agreement between the Borrower and Norddeutsche Landesbank Girozentrale, New York Branch, as Collateral Agent dated as of December 1, 2003.

     "Replacement Bank" shall have the meaning provided in Section 3.04(b).

     "Retained Percentage" of an Insured Obligation shall mean the percentage of risk assumed by the Borrower under Insurance Contracts with respect thereto minus the percentage of aggregate risk with respect to such Insurance Contracts that has been ceded by the Borrower to other Persons pursuant to a reinsurance agreement (whether facultative or treaty) or a similar arrangement.

     "Security Agreement" shall mean the Pledge and Security Agreement, dated as of February 3, 2006, between the Borrower and Bayerische Landesbank, New York Branch, as Collateral Agent, as modified, supplemented or amended from time to time.

     "S&P" shall mean Standard & Poor's Corporation.

     "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

     "Taxes" shall have the meaning provided in Section 4.04.

     "Total Coverage Amount" shall mean, at the time of any determination thereof, the sum of (i) the aggregate Commitment of all Banks (excluding Contingent Commitments) under the Loan Facility at such time and (ii) the dollar amount of Cumulative Losses (net of recoveries) at such time that results in the occurrence of the Loss Threshold Incurrence Date.

     "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

     "United States" and "U.S." shall each mean the United States of America.

     "Unutilized Commitment" shall mean, for any Bank, at any time, the Commitment of such Bank at such time less the aggregate principal amount of all Loans made by such Bank pursuant to Section 2.01(a) prior to such time.

     "Unutilized Contingent Commitment" shall mean, for any Part C Bank, at any time, the Contingent Commitment of such Bank at such time less the aggregate principal amount of all Loans made by such Bank pursuant to Section 2.01(b) prior to such time.

     "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

     SECTION 1.02. PRINCIPLES OF CONSTRUCTION.

          (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (b) The term generally accepted accounting principles means generally accepted accounting principles in the United States, and all accounting terms not specifically defined herein shall be construed in accordance therewith.

                                    SECTION 2

                           AMOUNT AND TERMS OF CREDIT

     SECTION 2.01. THE LOANS.

          (a) Subject to and upon the terms and conditions set forth herein, each Bank which is not a Part C Bank severally agrees, at any time and from time to time prior to the Expiry Date applicable to it, to make loans (such loans, together with any loans made pursuant to Section 2.01(b), being each a "Loan" and collectively, the "Loans") to the Borrower, provided, however, that the principal amount of any Loan made by any such Bank at any time pursuant to this Section 2.01(a) shall not exceed the Unutilized Commitment of such Bank at such time.

          (b) In the event that (i) the Borrower requests a Borrowing under
     Section 2.01(a) and (ii) any Part B Bank shall fail to make on the date specified in the Notice of Borrowing for such requested Borrowing any Loan or any portion of a Loan required to be made by such Bank hereunder representing such Bank's pro rata portion

     (in accordance with the Commitment of such Bank and the aggregate Commitments of all of the Banks as in effect on such date) of the amount of such requested Borrowing, then each Part C Bank severally agrees to make a Loan to the Borrower on such date in an amount equal to such Part C Bank's pro rata portion (in accordance with the Contingent Commitment of such Part C Bank and the aggregate Contingent Commitments of all of the Part C Banks as in effect on such date) of such Part B Bank's Defaulted Loan, provided, however, that the principal amount of any Loan made by a Part C Bank at any time pursuant to this Section 2.01(b) shall not exceed the Unutilized Contingent Commitment of such Part C Bank at such time.

          (c) Once repaid, Loans incurred hereunder may not be reborrowed.

     SECTION 2.02. AMOUNT OF EACH BORROWING. The aggregate principal amount of each Borrowing hereunder shall not (i) be less than $2,000,000, and if greater, shall be in an integral multiple of $1,000,000 and (ii) exceed the lesser of (a) Cumulative Losses incurred after the occurrence of the Loss Threshold Incurrence Date less the aggregate principal amount of all Loans previously made and (b) the aggregate Unutilized Commitments of all Banks as in effect on the date such Borrowing is made.

     SECTION 2.03. NOTICE OF BORROWING. Whenever the Borrower desires to make a Borrowing hereunder, it shall give the Agent at its Notice Office at least two Business Days' prior notice made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such notice (each a "Notice of Borrowing") shall be in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be made pursuant to such Borrowing, and the date of such Borrowing (which shall be a Business Day).

     SECTION 2.04. DISBURSEMENT OF FUNDS.

          (a) No later than 11:00 A.M. (New York time) on the date specified in each Notice of Borrowing, (i) each Bank which is not a Part C Bank will make available at the Payment Office of the Agent its pro rata portion (in accordance with the Commitment of such Bank and the aggregate Commitments of all of the Banks as in effect on such date) of the amount of the Borrowing requested to be made on such date, in Dollars and in immediately available funds and (ii) the Agent will make available to the Borrower the aggregate of the amounts so made available by the Banks pursuant to clause
     (i) of this Section 2.04(a) on such day at its Payment Office.

          (b) In the event that any Part B Bank shall fail to make available at the Payment Office of the Agent its pro rata portion (in accordance with the Commitment of such Bank and the aggregate Commitments of all of the Banks as in effect on such date) of the amount of the Borrowing requested to be made in any Notice of Borrowing, at or prior to 11:00 A.M. (New York time) on the date specified in such Notice of Borrowing, the Agent shall immediately notify each Part C Bank that such Part B Bank has so defaulted and no later than 1:00 P.M. (New York time) on the Business Day following the day on which the Agent so notifies the Part C Banks, (i) each Part C Bank will (subject to the proviso at the end of Section 2.01(b) make available at the Payment Office of the Agent its pro rata portion (in accordance with the Contingent Commitment of such Part C Bank and the aggregate Contingent Commitments of all of the Part C Banks as in effect on such date) of such Part B Bank's Defaulted Loan, in Dollars and in immediately available funds and (ii) the Agent will make available to the Borrower the aggregate of the amounts so made available by the Part C Banks on such day at its Payment Office.

     SECTION 2.05. NOTES. The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Bank shall be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B with blanks appropriately completed in conformity herewith (each a "Note" and, collectively, the "Notes"). Each Note shall (i) be payable to the order of such Bank and be dated the date of its issuance, (ii) be in a stated principal amount equal to such Bank's Commitment or such Bank's Contingent Commitment, as appropriate, and be payable in the principal amount of the Loans evidenced thereby, (iii) mature and become due and payable in full, with respect to each Loan evidenced thereby, on the Expiry Date established pursuant to this Agreement, (iv) bear interest as provided in the appropriate clause of Section
2.06 in respect of the Loans evidenced thereby and (v) be entitled to the benefits of this Agreement and be secured by the Security Agreement. Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of its Note endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans. Notes in the amount of the initial Commitment and initial Contingent Commitment of each Bank shall be delivered to each such Bank in connection with the execution and delivery of this Agreement.

     SECTION 2.06. INTEREST.

          (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Loan from the date the proceeds thereof are made available to the Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be equal to the Base Rate in effect from time to time plus the Applicable Margin.

          (b) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable by the Borrower hereunder shall bear interest from the date payment thereof was due until (but not including) the date of actual payment at a rate per annum equal to 4.0% per annum in excess of the Base Rate in effect from time to time.

          (c) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Loan, quarterly in arrears on the last Business Day of each March, June, September and December, and (ii) in respect of each Loan, on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

     SECTION 2.07. CAPITAL ADEQUACY. If any Bank determines at any time that any applicable law or governmental rule, regulation, order or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank based on the existence of its Commitment and/or Contingent Commitment hereunder or its obligations hereunder, then the Borrower shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank for the increased cost to such Bank as a result of such increase of capital. In determining such additional amounts, such Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's determination of compensation owing under this Section 2.07 shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 2.07, will give prompt written notice thereof to the Borrower, which notice shall show the basis for the calculation of such additional amounts. The failure to give any such notice shall not be deemed to be a waiver of any of the Borrower's obligations to pay additional amounts pursuant to this
Section 2.07, provided that the Borrower shall not be required to pay any such amounts until it receives written notice from a Bank in accordance with this
Section 2.07.

     SECTION 2.08. OBLIGATIONS OF DEFAULTING BANKS. Anything contained in this Agreement to the contrary notwithstanding, in the event any Part C Bank makes a Loan pursuant to Section 2.01(b) (a "Part C Loan") because of a Part B Bank failing to make a Loan required to be made pursuant to this Agreement, such Part C Bank, in addition to any other right or remedy it may have pursuant to this Agreement or any other Credit Document, shall be entitled to receive, from such Part B Bank, upon demand, the principal amount of such Part C Loan, plus interest thereon, from the date made until paid, at the Federal Funds Rate for the first three days and at the Base Rate plus 2% per annum thereafter. Upon any such payment by a Part B Bank, such Part B Bank shall be subrogated to the rights of the relevant Part C Bank with respect to the relevant Part C Loan to the extent of such payment. In addition, for so long as any amounts are owed to any Part C Bank with respect to any Part C Loan, any amounts otherwise owing by a Part B Bank pursuant to this Agreement or any other Credit Document shall be paid on a pro rata basis to the Part C Banks until all amounts with respect to outstanding Part C Loans have been repaid.

                                    SECTION 3

             COMMITMENT FEES, FEES; AND TERMINATIONS, EXTENSIONS AND
               INCREASES OF COMMITMENTS AND CONTINGENT COMMITMENTS

     SECTION 3.01. FEES.

          (a) The Borrower agrees to pay to each Bank which is not a Part C Bank a commitment fee (such commitment fee, together with the commitment fee payable pursuant to Section 3.01(b), being referred to herein as the "Commitment Fees") as agreed in writing from time to time by the Borrower and such Bank; provided, however, that any Commitment Fee accrued with respect to the Unutilized Commitment of a Defaulting Bank during the period prior to the time such Bank became a Defaulting Bank and unpaid at such time shall not be payable by the Borrower so long as such Bank shall be a Defaulting Bank except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no Commitment Fee shall accrue on the Unutilized Commitment of a Defaulting Bank so long as such Bank shall be a Defaulting Bank.

          (b) The Borrower agrees to pay each Part C Bank a Commitment Fee as agreed in writing from time to time by the Borrower and such Part C Bank.

          (c) Accrued Commitment Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year and, with respect to each Bank, on the Expiry Date applicable to the Commitment or Contingent Commitment of each Bank, as applicable or upon such earlier date as the Commitments or the Contingent Commitments, as the case may be, shall be terminated, and shall be based on a 365/366-day year and actual days elapsed.

          (d) The Borrower shall pay to the Agent such fees in connection with the Credit Documents as may be agreed to from time to time between the Borrower and the Agent.

     SECTION 3.02. VOLUNTARY TERMINATION OF UNUTILIZED COMMITMENTS AND UNUTILIZED CONTINGENT COMMITMENTS. Upon at least five Business Days' prior notice to the Agent at its Notice Office, the Borrower shall have the right to terminate the Unutilized Commitments or the Unutilized Contingent Commitments, or both, in whole or in part, in minimum aggregate amounts of $5,000,000 (or, if greater, in integral multiples of $1,000,000) for the Unutilized Commitments and the Unutilized Contingent Commitments, provided that the Borrower shall concurrently satisfy its obligations, if any at such time, under Section 3.01.

     SECTION 3.03. TERMINATION OF COMMITMENTS AND CONTINGENT COMMITMENTS.

          (a) The Commitment of each Bank which is not a Part C Bank shall be permanently reduced on each date a Loan is made by such Bank pursuant to
     Section 2.01(a) by the amount of such Loan. The Contingent Commitment of each Part C Bank shall be permanently reduced on each date a Loan is made by such Bank pursuant to Section 2.01(b) by the amount of such Loan.

          (b) Notwithstanding anything herein to the contrary, the Borrower shall have the right to unilaterally terminate the Commitment and/or Contingent Commitment, as applicable, of any Bank if the unsecured senior debt rating (or shadow rating as reflected in a letter) of such Bank or its parent shall be downgraded by Moody's or S&P, such termination to be effective 60 days after providing to such Bank a notice of termination. The Borrower shall, concurrent with such termination, pay to such Bank the aggregate amount, if any, payable at such time by the Borrower to such Bank under this Agreement.

          (c) In addition to any other mandatory Commitment reductions pursuant to this Section 3.03, the Commitment of each Bank which is not a Part C Bank, and the Contingent Commitment of each Part C Bank, shall each terminate in its entirety on the Expiry Date applicable to such Bank.

     SECTION 3.04. EXPIRY DATE.

          (a) The expiration of the Commitments and the Contingent Commitments shall be February 3, 2013 (the "Expiry Date"); provided, however, that before (but not earlier than 120 days nor later than 90 days before) each February 3rd (commencing with February 3, 2007), the Borrower may make a written request (an "Extension Request") to the Agent at its Notice Office (who shall forward a copy to each Bank) that the Expiry Date as to each Bank be extended by one calendar year. Such Extension Request shall include a certification by a senior officer of the Borrower that no Default or Event of Default has occurred and is continuing and all representations and warranties contained herein and the other Credit Documents are true and correct in all material aspects on and as of the date of the Extension Request (it being understood and agreed that any representation or warranty which expressly refers by its terms to a specified date shall be required to be true only as of such date). If by the date occurring 30 days next succeeding the Agent's receipt of such Extension Request, any Bank agrees thereto in writing by so indicating on counterparts of the Extension Request and delivering such counterpart to the Borrower, "Expiry Date" as to such Bank shall mean the February 3, occurring in the calendar year next succeeding the Expiry Date then in effect, provided that any failure to so notify the Borrower shall be deemed to be a disapproval by such Bank of the Borrower's Extension Request. The Commitment and/or Contingent Commitment, as applicable, of any Bank which does not so agree shall terminate upon the Expiry Date then in effect as to such Bank. No Bank shall be obligated to grant any extension pursuant to this Section 3.04(a) and any such extension shall be in the sole discretion of each Bank. The Borrower shall pay to each Bank which does not so agree all amounts owing under its Note and this Agreement on the effective date of the termination of such Bank's Commitment.

          (b) If less than all of the Banks to which an Extension Request is delivered consent to an Extension Request (each Bank that has not so consented being a "Declining Bank", and each other Bank being an "Extending Bank"), the Borrower shall have the right to require any Declining Bank to assign in full its rights and obligations under this Agreement (i) to any one or more Extending Banks designated by the Borrower that have offered in their returned counterpart of the Extension Request to increase their respective Commitments (and, if any such Extending Bank is a Part C Bank, its Contingent Commitment) in an aggregate amount at least equal to the amount of such Declining Bank's Commitment (and, if such Declining Bank is a Part C Bank, its Contingent Commitment) (each such Extending Bank being an "Increasing Extending Bank") and (ii) to the extent of any shortfall in the aggregate amount of extended Commitments or extended Contingent Commitments, to any one or more Eligible Transferees designated by the Borrower that agree to assume all of such rights and obligations (each such Eligible Transferee being a "Replacement Bank"), provided that (1) such Declining Bank shall have received payment of all amounts owing under its Note and this Agreement on the effective date of such assignment, (2) such assignment shall otherwise have occurred in compliance with Section 11.04 including, without limitation, clauses (iii) and (iv) of subsection (b) thereof and (3) the effective date of such assignment shall be the date specified by the Borrower and agreed to by the Replacement Bank or Increasing Extending Bank, as the case may be, which date shall be on or prior to the applicable Expiry Date.

                                    SECTION 4

                              PREPAYMENTS: PAYMENTS

     SECTION 4.01. VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part from time to time, provided that the Borrower shall give the Agent at its Notice Office at least three Business Days' prior notice of its intent to prepay the Loans.

     SECTION 4.02. MANDATORY PREPAYMENTS. On each Pledged Reserve Repayment Date, an amount equal to 100% of the Pledged Reserves Account Funds with respect to which the Borrower has delivered a Pledged Reserve Release Notice as required by Section 7.11 shall be applied as a mandatory prepayment of principal of outstanding Loans.

     SECTION 4.03. METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Agent not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Agent's Payment Office. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

     SECTION 4.04. NET PAYMENTS. All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payment (but excluding any tax imposed on or measured by the net income or gross income or gross receipts of any Bank (other than withholding taxes or taxes in lieu of withholding taxes) pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the principal office or lending office of such Bank is located or in which such Bank is organized or in which such Bank is doing business through a branch or office from which such jurisdiction treats a Loan as having been made) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due hereunder or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrower shall also reimburse each Bank, upon its written request, which request shall show the basis for calculation of such reimbursement, for taxes imposed on or measured by the net income of such Bank pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which its principal office or lending office is located or in which such Bank is organized or in which such Bank is doing business through a branch or office from which such jurisdiction treats a Loan as having been made as it shall determine are payable by it in respect of amounts paid to or on behalf of such Bank pursuant to the preceding sentence. The Borrower will furnish to the applicable Bank within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of any tax receipts available to the Borrower evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless each Bank, and reimburse each Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

     SECTION 4.05. LIMITATIONS ON SOURCES OF PAYMENT. Notwithstanding any other provision of this Agreement or of any other Credit Document, the obligations of the Borrower to make payments of principal and interest on the Loans and the Notes are limited recourse obligations of the Borrower payable solely from the Pledged Recoveries, the Pledged Premiums, the Pledged Reserves Account Funds and the other Collateral, and none of the Agent, the Collateral Agent, any Bank or any other Person shall be entitled to procure any money judgment against or to levy or foreclose upon or attach any other assets or properties of the Borrower for payment of such obligations; provided, however, that nothing herein contained shall limit, restrict or impair the lien created by the Security Agreement or the right of any Bank to exercise any of its rights herein or in any of the other Credit Documents upon the occurrence of an Event of Default or otherwise, or to bring suit and obtain a judgment against the Borrower (recourse thereon being limited as to payment of principal and interest on the Loans and the Notes as provided in this Section 4.05).

                                    SECTION 5

                    CONDITIONS PRECEDENT TO ALL CREDIT EVENTS

     The obligation of the Banks to make Loans is subject, at the time of each such Credit Event, to the satisfaction of the following conditions:

     SECTION 5.01. LOSS THRESHOLD INCURRENCE DATE. At or prior to the time of each such Credit Event, the Loss Threshold Incurrence Date shall have occurred.

     SECTION 5.02. NOTICE OF BORROWING. Prior to the making of each Loan, the Agent shall have received a Notice of Borrowing meeting the requirements of
Section 2.03.

     The acceptance of the proceeds of each Credit Event shall constitute a representation and warranty by the Borrower to each Bank that the Loss Threshold Incurrence Date has occurred.

     SECTION 5.03. PART C LOANS. In the case of any Part C Loans, the Part C Banks shall have received the notice from the Agent described in Section 2.04(b).

                                    SECTION 6

                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

     In order to induce the Banks to enter into this Agreement, the Borrower makes the following representations, warranties and agreements as of the date hereof, which shall survive the execution and delivery of this Agreement and the Notes (it being understood and agreed that any representation or warranty which expressly refers by its terms to a specified date shall be required to be true and correct in all material respects only as of such date):

     SECTION 6.01. CORPORATE STATUS. The Borrower (i) is a duly organized and validly existing limited liability company in good standing under the laws of Bermuda, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to qualify would not have a material adverse effect on the business, operations, property, assets, liabilities, prospects or condition (financial or otherwise) of the Borrower.

     SECTION 6.02. CORPORATE POWER AND AUTHORITY. The Borrower has the corporate power to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. The Borrower has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes or, in the case of each such other Credit Document when executed and delivered, will constitute, its legal, valid and binding obligation enforceable in accordance with its terms.

     SECTION 6.03. NO VIOLATION. Neither the execution, delivery or performance by the Borrower of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor the use of the proceeds of the Loans (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Permitted Liens) upon any of the property or assets of the Borrower pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Borrower is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Memorandum of Association or Bye-laws of the Borrower.

     SECTION 6.04. GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document to which the Borrower is a party or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

     SECTION 6.05. FINANCIAL STATEMENTS; FINANCIAL CONDITION; UNDISCLOSED LIABILITIES; ETC.

          (a) The combined balance sheet of the Group at September 30, 2005, and the related combined statements of income and retained earnings and changes in financial position of the Group for the fiscal year ended on such date, all heretofore furnished to the Banks, present fairly the combined financial condition of the Group at September 30, 2005 and the combined results of the operations of the Group for the fiscal year ended on such date. All such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied. Since September 30,

     2005, there has been no material adverse change in the business, operations, property, assets, liabilities, prospects or condition (financial or otherwise) of the Borrower or of the Group taken as a whole.

          (b) Except as fully reflected in the financial statements delivered pursuant to Section 6.05(a), there are no liabilities or obligations with respect to the Group of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower or to the Group taken as a whole. The Borrower does not know of any basis for the assertion against the Borrower or the Group of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements delivered pursuant to Section 6.05(a) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower or to the Group taken as a whole. At September 30, 2005 Average Annual Debt Service was $1,747,000,000. As of September 30, 2005 the Borrower had aggregate Losses (net of recoveries) since formation of less than $1,000,000.

     SECTION 6.06. LITIGATION. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to any Credit Document or (ii) that are reasonably likely to materially and adversely affect the business, operations, property, assets, liabilities, prospects or condition (financial or otherwise) of the Borrower.

     SECTION 6.07. TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Banks (including without limitation all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower in writing to the Banks will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

     SECTION 6.08. USE OF PROCEEDS; MARGIN REGULATIONS. All proceeds of each Loan shall be used by the Borrower only to establish and/or maintain Permitted Reserves in the Pledged Reserves Account and/or to pay or reimburse itself for the payment of Losses in respect of the Covered Portfolio and no part of the proceeds of any Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

     SECTION 6.09. TAX RETURNS AND PAYMENTS. The Borrower has filed all tax returns required to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established. The Borrower has paid, or has provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal and state income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

     SECTION 6.10. NO ERISA PLANS. The Borrower has not maintained or contributed to any Plan.

     SECTION 6.11. CAPITALIZATION. The authorized share capital of the Borrower consists of 250,000 shares of Class A common shares, $1.00 par value, of which 107,448 shares were issued and outstanding at December 31, 2005, 2,500,000 shares of Class B common shares, $1.00 par value, of which 1,883,687 shares were issued and outstanding at December 31, 2005, 500.01 shares of Class B preference shares, $1,000 per value, of which no shares were issued and outstanding at December 31, 2005, and 40,000,000 shares of Class A preference shares, $1.00 par value, of which 40,000,000 shares were issued and outstanding at December 31, 2005. All such outstanding shares have been duly and validly issued, and are fully paid and non-assessable.

     SECTION 6.12. SUBSIDIARIES. The Borrower has no Subsidiaries.

     SECTION 6.13. COMPLIANCE WITH STATUTES, ETC. The Borrower is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as would not reasonably be expected to have, in the aggregate, a material adverse effect on the business, operations, property, assets, liabilities, prospects or condition (financial or otherwise) of the Borrower.

     SECTION 6.14. INVESTMENT COMPANY ACT. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 6.15. PUBLIC UTILITY HOLDING COMPANY ACT. The Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 6.16. COMPLIANCE WITH INSURANCE LAW. The Borrower is duly licensed to transact business as a Class 3 insurance limited liability company by the Bermuda Registrar of Companies and (a) has all other requisite federal, state and other governmental licenses, authorizations, permits, consents and approvals to conduct its insurance and other business as presently conducted and proposed to be conducted in Bermuda and in each jurisdiction in which it writes or issues policies of insurance (including without limitation any form of financial guaranty insurance, fidelity and surety insurance or credit insurance), surety bonds, guaranties, contracts of reinsurance or other undertakings similar to the foregoing (collectively, "Insurance Contracts") or in which it conducts business, except for failures, if any, to have such licenses, authorizations, permits, consents and approvals which singly or in the aggregate could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, prospects or condition (financial or otherwise) of the Borrower or the ability of the Borrower to perform its obligations under this Agreement or any of the other Credit

Documents, (b) has duly established and maintains all reserves required under the Bermuda Insurance Act 1978 (the "Bermuda Insurance Act") and related regulations, except for failures, if any, to maintain reserves which could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, prospects or condition (financial or otherwise) of the Borrower or the ability of the Borrower to perform its obligations under this Agreement or any of the other Credit Documents, (c) has duly filed all annual statements, financial statements and other information and reports required to have been filed with the Bermuda Registrar of Companies, except for failures, if any, to file which singly or in the aggregate could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, prospects or condition (financial or otherwise) of the Borrower or the ability of the Borrower to perform its obligations under this Agreement or any of the Credit Documents, and (d) is in compliance (and has not received any notice from any administrative or governmental body or an authorized representative thereof claiming that it is not in compliance) with the Bermuda Insurance Act and related regulations, except with respect to failures, if any, to comply which singly or in the aggregate could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, prospects or condition (financial or otherwise) of the Borrower or the ability of the Borrower to perform its obligations under this Agreement or any of the other Credit Documents.

     SECTION 6.17. COVERED PORTFOLIO. Substantially all of the Insured Obligations in the Covered Portfolio are reinsured by the Borrower under Insurance Contracts in the form or forms heretofore supplied to the Agent in accordance with the Borrower's underwriting criteria. The Borrower has no reason to believe that its rights included among the Collateral are not valid and binding against the obligors thereunder in accordance with their respective terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and the availability of equitable remedies, except for such Collateral which, in the aggregate, could not reasonably be expected to have a material adverse effect on the right and ability of the Collateral Agent, in accordance with the Security Agreement, to realize upon the Collateral as a whole. Schedule II attached hereto sets forth a listing, as of December 31, 2005, of the reinsurer and the related amounts (both ceded par in force and ceded principal and interest in force) of reinsured Insured Obligations as of such date.

     SECTION 6.18. RATINGS. The Borrower's Rating assigned by S&P is AAA and the Borrower's Rating assigned by Moody's is Aa3.

                                    SECTION 7

                              AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that on and after the date hereof and until the Commitments have terminated and the Loans and the Notes, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

     SECTION 7.01. INFORMATION COVENANTS. The Borrower will furnish directly to each Bank:

          (a) QUARTERLY FINANCIAL STATEMENTS. Within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, the combined balance sheet of the Group as at the end of such quarterly period and the related combined statements of income and retained earnings for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer or the treasurer of the Borrower, subject to normal year-end audit adjustments.

          (b) ANNUAL FINANCIAL STATEMENTS. Within 120 days after the close of each fiscal year of the Borrower, (i) the combined balance sheet of the Group as at the end of such fiscal year and the related combined statements of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and audited by PricewaterhouseCoopers or such other independent certified public accountants of recognized national standing reasonably acceptable to the Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Group and its Subsidiaries, the audit was conducted in accordance with generally accepted auditing standards, (ii) the balance sheet of the Borrower as at the end of such fiscal year and the related statements of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and audited by PricewaterhouseCoopers or such other public accountants of recognized national standing reasonably acceptable to the Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower, the audit was conducted in accordance with generally accepted auditing standards and (iii) if prepared, management's discussions and analysis of the important operational and financial developments during such fiscal year.

          (c) MANAGEMENT LETTERS. Promptly after the receipt thereof by the Borrower or any of its Subsidiaries, a copy of any "management letter" received by the Borrower or such Subsidiary from its certified public accountants and the management's responses thereto.

          (d) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Section 7.01(a) or 7.01(b), a certificate of the chief financial officer or treasurer of the Borrower (i) listing the Insured Obligations in the Covered Portfolio (and if the Loss Threshold Incurrence Date has occurred identifying the Insurance Contracts with respect thereto) and calculating in reasonable detail as of the date of such financial statements (A) if such date is prior to the Loss Threshold Incurrence Date, (1) the Borrower's Cumulative Losses (stating separately any Permitted Reserves included therein) for the current Loss Incurrence Period and (2) the Average Annual Debt Service, and (B) if such date is on or after the occurrence of the Loss Threshold Incurrence Date,
     (1) the date of the occurrence thereof, (2) evidence of the occurrence thereof, (3) the amount of Permitted Reserves as of the date of such financial statements, and (4) the aggregate amount of Pledged Recoveries received by or for the account of the Borrower during the current Loss Incurrence Period on or prior to the date of such financial statements,
     (ii) certifying information with respect to reinsured Insured Obligations as of the date of such financial statements in a format reasonably satisfactory to the Agent and (iii) to the effect that, to the best of his knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof.

          (e) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within four Business Days, after an Authorized Officer obtains knowledge thereof, written notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental proceeding pending (A) against the Borrower or any of its Subsidiaries which could reasonably be expected to have a materially adverse effect upon the business, operations, property, assets, liabilities, prospects or condition (financial or otherwise) of the Borrower or any of its Subsidiaries or (B) with respect to any Credit Document, (iii) any other event which could reasonably be expected to have a materially adverse effect upon the business, operations, property, assets, liabilities, prospects or condition (financial or otherwise) of the Borrower or any of its Subsidiaries, (iv) any rating report received by the Borrower published by Moody's, S&P or, if either Moody's or S&P no longer rates the claims-paying ability of the Borrower, any other nationally recognized rating agency which, with the consent of the Borrower, rates the creditworthiness of obligations insured by the Borrower, (v) each Loss in excess of $10,000, including without limitation, identification of the Insured Obligation with respect to which such Loss occurred, (vi) each default by the issuer of any Insured Obligation in the Covered Portfolio or other obligor with respect thereto which could form the basis of a claim in excess of $10,000 under an Insurance Contract and (vii) each default by any party to a reinsurance agreement or similar arrangement with the Borrower which covers any material amount of Insured Obligations in the Covered Portfolio.

          (f) OTHER REPORTS AND FILINGS. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Group, the Borrower or any Subsidiary of the Borrower shall file with the Securities and Exchange Commission or any successor thereto.

          (g) OTHER INFORMATION. From time to time, such other information or documents (financial or otherwise) as any Bank may reasonably request, including, without limitation, information with respect to, and copies of, any relevant reinsurance agreement.

     SECTION 7.02. BOOKS, RECORDS AND INSPECTIONS. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles in the United States and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Agent or any Bank to visit and inspect, during regular business hours and under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agent or such Bank may request.

     SECTION 7.03. CORPORATE FRANCHISES. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 7.03 shall prevent (i) transactions by the Borrower or any of its Subsidiaries which are permitted as exceptions to the restrictions of Section 8.02 or (ii) the withdrawal by the Borrower of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, prospects or condition (financial or otherwise) of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

     SECTION 7.04. COMPLIANCE WITH STATUTES, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, prospects or condition (financial or otherwise) of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

     SECTION 7.05. ERISA. The Borrower covenants and agrees that neither it nor any ERISA Affiliate will maintain or contribute to (or have an obligation to contribute to) a Plan.

     SECTION 7.06. PERFORMANCE OF OBLIGATIONS. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, prospects or condition (financial or otherwise) of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

     SECTION 7.07. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans only to pay or reimburse itself for the payment of Losses (including establishing and/or maintaining Permitted Reserves in the Pledged Reserves Account) in respect of the Covered Portfolio.

     SECTION 7.08. CONDUCT OF BUSINESS. The Borrower will continue to engage in business of the same general type as conducted by it on the date hereof.

     SECTION 7.09. UNDERWRITING CRITERIA. The Borrower shall maintain its criteria for underwriting (i.e., reinsuring) Insurance Contracts substantially as heretofore in effect.

     SECTION 7.10. COLLECTION OF PLEDGED RECOVERIES AND PLEDGED PREMIUMS. The Borrower shall at all times use its commercially reasonable efforts to collect and otherwise realize upon all Pledged Recoveries and Pledged Premiums in compliance with applicable law and in a commercially reasonable manner.

     SECTION 7.11. PLEDGED RESERVE RELEASE NOTICE. The Borrower hereby acknowledges and agrees that if, at any time, it shall cease to maintain all or any portion of Permitted Reserves in respect of which Pledged Reserves Account Funds have been deposited in the Pledged Reserves Account, the Borrower as promptly as possible (and in any event within three Business Days) after it shall cease to maintain such Permitted Reserves shall give written notice thereof (each such notice, a "Pledged Reserve Release Notice") to the Agent and the Collateral Agent which notice shall provide the amount of such Pledged Reserves Account Funds that have been released.

     SECTION 7.12. REGISTRY. The Borrower hereby covenants that it shall maintain a register on which it will record the Commitment and Contingent Commitment from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. Upon the request of the Borrower, the Agent hereby agrees to use its reasonable efforts to provide to the Borrower such information not otherwise available to the Borrower, as the Borrower shall reasonably request from time to time in order to enable it to fulfill its obligations pursuant to this Section 7.12.

                                    SECTION 8

                               NEGATIVE COVENANTS

     The Borrower covenants and agrees that on and after the date hereof and until the Commitments have terminated and the Loans and the Notes, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

     SECTION 8.01. LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any Pledged Recoveries, Pledged Premiums, Pledged Reserves Account Funds or other Collateral, provided that the provisions of this Section 8.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

          (a) the Lien in favor of the Collateral Agent for the benefit of the Banks under the Security Agreement or otherwise permitted thereunder;

          (b) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

          (c) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, which relate to Indebtedness which has not been paid when due and payable in accordance with its terms and which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (d) Liens incurred in connection with reinsurer trust agreements entered into pursuant to Section 114 of the New York Insurance Law;

          (e) a Lien on the Collateral in favor of any provider of a "backstop" facility with respect to any Commitment or Contingent Commitment, provided such Lien is subordinate and junior (to the extent acceptable to the Agent and the Majority Banks) to the Lien in favor of the Collateral Agent for the benefit of the Banks pursuant to the Security Agreement; and

          (f) the Lien created pursuant to the Prior Pledge Agreement.

     By executing this Agreement, each Bank acknowledges and agrees to the Collateral Agent's execution of that letter dated, February 3, 2006 addressed to Norddeutsche Landesbank Girozentrale regarding the priority of the Lien granted under the Prior Pledge Agreement.

     SECTION 8.02. CONSOLIDATION, MERGER, SALE OF ASSETS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger, amalgamation or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any substantial part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) all or substantially all of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, or permit any of its Subsidiaries so to do any of the foregoing, except that:

          (a) each of the Borrower and its Subsidiaries may in the ordinary course of business sell or lease assets;

          (b) any Subsidiary may wind up its affairs or liquidate or dissolve into, and may consolidate or merge with or into, the Borrower or any other Subsidiary of the Borrower;

          (c) the assets or stock of any Subsidiary of the Borrower may be purchased or otherwise acquired by the Borrower or any other Subsidiary of the Borrower;

          (d) the Borrower or any of its Subsidiaries may purchase or otherwise acquire all or substantially all of the properties or assets of any Person (other than the Borrower) or acquire such Person by merger so long as (i) no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto, (ii) such purchase, acquisition or merger shall not result in any downgrading of the Borrower's Rating assigned by Moody's or S&P from that in effect immediately prior to such purchase, acquisition or merger and (iii) the Borrower shall deliver to the Agent a certificate of the chief financial officer of the Borrower stating that such purchase, merger or acquisition complied with the conditions contained in this clause (d); and

          (e) the Borrower or any Subsidiary may merge into another entity so long as (i) the surviving corporation assumes all obligations of the Borrower or such Subsidiary under the Credit Documents and (ii) no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto.

     SECTION 8.03. AMENDMENTS. The Borrower shall amend, modify or supplement the Prior Credit Agreement or the Prior Pledge Agreement without the prior written consent of the Banks.

                                    SECTION 9

                                EVENTS OF DEFAULT

     Upon the occurrence of any of the following specified events (each an "Event of Default"):

     SECTION 9.01. PAYMENTS. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for two or more Business Days, in the payment when due of any interest on any Loan or any Note or any Fees or any other amounts owing hereunder or under any Note; or

     SECTION 9.02. REPRESENTATIONS, ETC. Any representation, warranty or statement made by or on behalf of the Borrower herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

     SECTION 9.03. COVENANTS. The Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 7.01(e)(i), 7.07, 7.08, 7.09, 7.10, 7.11 or 8 or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections 9.01 and 9.02 and clause (i) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Agent or any Bank; or

     SECTION 9.04. DEFAULT UNDER OTHER AGREEMENTS. The Borrower or any of its Subsidiaries shall (i) default in any payment of any Indebtedness (other than the Notes) with an outstanding principal balance in excess of $10,000,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness beyond the grace period as provided therein (other than the Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of any such default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or any Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

     SECTION 9.05. BANKRUPTCY, ETC. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed or unstayed for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

     SECTION 9.06. SECURITY AGREEMENT. (i) The Security Agreement or any provision thereof shall cease to be in full force and effect, or shall cease in any material respect to give the Collateral Agent for the benefit of the Banks, the Liens, rights, powers and privileges purported to be created thereby, or
(ii) the Borrower shall otherwise default in any material respect in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Security Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Agent or, in the event there is no Agent, any Bank; or

     SECTION 9.07. JUDGMENTS. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by insurance) of $1,000,000 or more at any one time, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof; or

     SECTION 9.08. CHANGE OF CONTROL. A Change of Control shall occur; or

     SECTION 9.09. OTHER DEFAULT. An Event of Default, as defined in the Prior Credit Agreement shall have occurred;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent may or shall upon direction from the Majority Banks, by written notice to the Borrower, take the following actions to the extent permitted below (provided, that, if an Event of Default specified in Section 9.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice to the Borrower as specified below shall occur automatically without the giving of any such notice): if any Event of Default has occurred and is continuing, the Agent may declare the principal of and any accrued interest in respect of all Loans and the Notes and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                   SECTION 10

                                    THE AGENT

     SECTION 10.01. APPOINTMENT. The Banks hereby designate Bayerische Landesbank, New York Branch, as Agent (for purposes of this Section 10, the term "Agent" shall also include Bayerische Landesbank, New York Branch, in its capacity as Collateral Agent pursuant to the Security Agreement) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its officers, directors, agents or employees.

     SECTION 10.02. NATURE OF DUTIES. The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Security Agreement. Neither the Agent nor any of its officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

     SECTION 10.03. LACK OF RELIANCE ON THE AGENT. Independently and without reliance upon the Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and, except as expressly provided in this Agreement, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or the existence or possible existence of any Default or Event of Default.

     SECTION 10.04. CERTAIN RIGHTS OF THE AGENT. If the Agent shall request instructions from the Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Majority Banks or all the Banks to the extent required by Section 11.11; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Majority Banks or all the Banks to the extent required by
Section 11.11, as the case may be.

     SECTION 10.05. RELIANCE. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Agent.

     SECTION 10.06. INDEMNIFICATION. To the extent the Agent is not reimbursed and indemnified by the Borrower, each Bank will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent in performing its duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

     SECTION 10.07. THE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to make Loans under this Agreement, the Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it was not performing the duties specified herein; and the term "Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any Affiliate of the Borrower as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

     SECTION 10.08. RESIGNATION BY THE AGENT.

          (a) The Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Banks. In the case of the resignation by the Agent, such resignation shall take effect upon the appointment of a successor Agent pursuant to Section 10.08(b) or 10.08(c) or as otherwise provided in Section 10.08(d).

          (b) Upon any such notice of resignation by the Agent, the Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower (it being understood and agreed that any Bank is deemed to be acceptable to the Borrower).

          (c) If a successor Agent shall not have been so appointed within such 15 Business Day period, the Agent, with the consent of the Borrower, shall then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Banks appoint a successor Agent as provided above.

          (d) If no successor Agent has been appointed pursuant to Section 10.08(b) or 10.08(c) by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent may appoint any other Bank which agrees to such appointment to act as successor Agent.

                                   SECTION 11

                                  MISCELLANEOUS

     SECTION 11.01. PAYMENT OF EXPENSES, ETC. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses (a) of the Agent (including, without limitation, the reasonable fees and disbursements of Kutak Rock LLP, counsel for the Agent) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto and (b) of the Agent and the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and the Banks);
(ii) pay and hold each Bank harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save such Bank harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) except as otherwise provided in
Section 4.05, indemnify each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, and reasonable costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not such Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, etc., to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

     SECTION 11.02. RIGHT OF SETOFF. Except as otherwise provided in Section 4.05, in addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights and to the extent permitted by applicable law, during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special), and any other Indebtedness at any time held or owing by such Bank (including without limitation by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Bank under this Agreement or under any of the other Credit Documents, and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured, provided however that (i) except to the extent provided in the next succeeding clause (ii), no Bank is authorized hereunder to take any of the foregoing actions, nor shall any Bank exercise any other right of setoff or bankers' lien or any other right now or hereafter granted under applicable law with respect to the Pledged Reserves Account or any portion of the Pledged Reserves Account Funds or any Collateral contained in the Pledged Reserves Account (each of the Agent, the Collateral Agent and each Bank hereby waiving, to the extent permitted by applicable law, any such right) and (ii) from and after receipt by the Agent or the Collateral Agent of any Pledged Reserve Release Notice, the Agent, the Collateral Agent or any Bank is authorized to and may exercise, to the extent permitted by applicable law, any of such foregoing actions or such rights only with respect to the amount of Pledged Reserves Account Funds described in such Pledged Reserve Release Notice and the other Collateral contained in the Pledged Reserves Account in an amount equal to the interest and other earnings on such Pledged Reserves Account Funds.

     SECTION 11.03. NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrower or any Bank, at its address listed opposite its name on the signature page hereto; and if to the Agent at its Notice Office; or, as to any Bank or the Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall not be effective until received by the Agent or the Borrower.

     SECTION 11.04. BENEFIT OF AGREEMENT.

          (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks and, provided further, that, no Bank may transfer or assign its rights or obligations hereunder or under any of the other Credit Documents, except as provided in this Section 11.04, provided further, that no Bank shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any of the other Credit Documents (i) except to the extent such amendment or waiver (A) extends the final maturity of any Loan or Note other than in accordance with Section 3.04, or reduces the rate or extends the time of payment of interest or Fees thereon, or reduces the principal amount thereof, or increases the Commitment of any Bank which is not a Part C Bank or the Contingent Commitment of any Part C Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any Commitment of any Bank which is not a Part C Bank or the Contingent commitment of any Part C Bank), (B) releases any material portion of the Collateral under the Security Agreement except as shall be otherwise provided in any Credit Document, (C) consents to the assignment or transfer by the Borrower of any of its rights and obligations under any Credit Document, (D) amends the definition of Loss Threshold Incurrence Date other than to increase the dollar amount or the percentage specified therein, (E) reduces the percentage specified in the definition of Majority Participants or (F) amends, modifies or waives any provision of this
     Section 11.04 or (ii) except to the extent that a Bank may permit its Majority Participants to approve any material written amendment, modification, waiver or release of any other provision of this Agreement or any other Credit Document which would, if effected, materially adversely affect the interests of its participants. "Majority Participants" for purposes of this Section 11.04 shall mean, with respect to each Bank, at any time participants of such Bank participating in at least 51% of the aggregate principal amount of Loans made by such Bank and outstanding at such time, or if no such Loans are outstanding at such time, participants of such Bank participating in at least 51% of the Commitment of such Bank which is not a Part C Bank or Contingent Commitment of any such Bank that is a Part C Bank at such time. In the case of any such participation, the participant shall not constitute a "Bank" hereunder and shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against any Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation, except that the participant shall be entitled to the benefits of Section 2.07 or 4.04 of this Agreement to the extent that such Bank would be entitled to such benefits if the participation had not been transferred, granted or assigned.

          (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (and, at the direction of the Borrower following a rating downgrade of such Bank, shall) assign all or a portion of its Commitment (plus, if such Bank shall be a Part C Bank, such Bank's Contingent Commitment) and related outstanding rights and Obligations hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank and, if applicable, a Part C Bank, by execution of an Assignment and Assumption Agreement and delivery of such Assignment and Assumption Agreement to the Borrower and the Agent, provided that (i) new Notes will be issued to such new Bank in the stated amount of its assumed Commitment (plus, if such Bank shall be a Part C Bank, such Bank's Contingent Commitment), and to the assigning Bank in the stated amount of the Commitment (plus, if such Bank shall be a Part C Bank, the Contingent Commitment) if any, retained by it upon the request of such new Bank or assigning Bank and the surrender of the Note previously issued to the assigning Bank (or the execution and delivery to the Borrower of an indemnity satisfactory to the Borrower), such new Notes to be in conformity with the requirements of Section 2.05 to the extent needed to reflect the revised Commitments and, if applicable, Contingent Commitments, (ii) unless such assignment is to an Affiliate of such assigning Bank with the same or higher unsecured senior debt rating, and so long as no Default or Event of Default exists at the time of such assignment, the Borrower shall have consented to such assignment, (iii) at the time of such assignment, the new Bank or (except to the extent the new Bank is an affiliate of the assigning Bank) its parent shall have an unsecured senior debt rating (or shadow rating as reflected in a letter) by each of Moody's and S&P (A) acceptable to the Borrower (if such assignment is at the direction of the Borrower) or (B) no lower than the unsecured senior debt rating (or shadow rating as reflected in a letter) by each of Moody's and S&P of the assigning Bank or its parent (if such assignment is not at the direction of the Borrower), (iv) in the case of any assignment of all or a portion of a Part C Bank's Contingent Commitment, the new Part C Bank or its parent shall have, at the time of such assignment, an unsecured senior debt rating (or shadow rating as reflected in a letter) by each of Moody's and S&P of Aaa and AAA, respectively, (v) such assignment shall not result in a downgrading of the Borrower's Rating by Moody's or S&P from that in effect immediately prior to such assignment, (vi) the assigning Bank shall provide notice of any such assignment to the Agent and the Borrower and the Borrower shall provide notice of same to Moody's and S&P and (vii) the new Bank shall deliver a legal opinion addressed to each of the Borrower, Moody's and S&P dated the effective date of the applicable assignment to the effect that this Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditor's rights and by equitable principles (regardless of whether enforcement is sought in equity or at law) as the same may be applied in the event of bankruptcy or similar proceedings with respect to such new Bank. To the extent of any assignment pursuant to this Section 11.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitment. To the extent that an assignment of all or any portion of a Bank's Commitment and related outstanding Obligations pursuant to this Section 11.04(b) would at the time of such assignment, result in increased costs under Section 2.07 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes in applicable law, or government rules, regulations, orders or requests after the date of the respective assignment).

          (c) Upon the execution and delivery of an Assignment and Assumption Agreement in accordance with, and subject to the restrictions of, Section 11.04(b), the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder and under the other Credit Documents have been assigned to it pursuant to such Assignment and Assumption Agreement, have the rights and obligations of a "Bank" or Part C Bank, as applicable hereunder and thereunder.

          (d) Any Bank claiming any amounts payable pursuant to Section 4.04 shall use reasonable efforts (consistent with legal and regulatory restrictions and subject to overall policy considerations of such Bank) to designate another lending office for its Commitment or Loans or take such other action to minimize such amounts, as may be reasonably requested by the Borrower, provided that such designation is made or such other action is taken on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage.

          (e) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

          (f) Each Bank shall promptly notify the Borrower of any change in the location of its applicable lending office.

     SECTION 11.05. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Bank or the holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. Except as otherwise expressly provided herein or in any other Credit Document, the rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Bank would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

     SECTION 11.06. CALCULATIONS; COMPUTATIONS.

          (a) The financial statements to be furnished to the Banks pursuant to
     Section 7.01(a) and (b) shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks).

          (b) All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

     SECTION 11.07. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

          (a) This Agreement and the other Credit Documents and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the law of the State of New York. Any legal action or proceeding against the Borrower with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Except as otherwise provided in Section 4.05, nothing herein shall affect the right of the Agent or any Bank under this Agreement to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

          (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in Section 11.07(a) and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION 11.08. OBLIGATION TO MAKE PAYMENTS IN DOLLARS. Subject to the provisions of Section 4.05, the obligation of the Borrower to make payment in Dollars of the principal of and interest on the Notes and any other amounts due hereunder or under any other Credit Document to the Payment Office of the Agent as provided in Section 4.03 shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than Dollars, except to the extent such tender or recovery shall result in the actual receipt by the Agent at its Payment Office of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and all other amounts due hereunder or under any other Credit Document. Subject to the provisions of Section 4.05, the obligation of the Borrower to make payments in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and any other amounts due under any other Credit Document, and shall not be affected by judgment being obtained for any other sums due under this Agreement or under any other Credit Document.

     SECTION 11.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

     SECTION 11.10. HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     SECTION 11.11. AMENDMENT OR WAIVER. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Majority Banks and the Agent; provided, however, that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than any Bank that is, at the time of the proposed extension, release, amendment, reduction or consent, a Defaulting Bank; provided, however, that, with respect to any matter described in clause (i) or (ii) of this Section 11.11, the consent of each Defaulting Bank which at such time has a Loan outstanding shall also be required) (i) extend the final maturity of any Loan or Note other than in accordance with Section 3.04 or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof, or increase the Commitment of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any Commitment of any Bank), (ii) release any material portion of the Collateral under the Security Agreement except as shall be otherwise provided in any Credit Document, (iii) amend, modify or waive any provision of this Section 11.11, (iv) reduce the percentage specified in the definition of Majority Banks, (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under any Credit Document or (vi) amend the definition of Loss Threshold Incurrence Date other than to increase the dollar amount or the percentage specified therein.

     SECTION 11.12. SURVIVAL. All indemnities set forth herein including, without limitation, in Sections 2.07, 4.04 and 11.01 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans.

     SECTION 11.13. EXCLUSIONS FROM COVERED PORTFOLIO. In the event that any Bank (or any participant to whom such Bank has transferred, granted or assigned any participation in its rights and obligations hereunder and under the other Credit Documents) is, or upon the occurrence of any contingency would be, obligated under the terms of a line of credit, standby bond purchase agreement, letter of credit, liquidity agreement or similar agreement or arrangement to purchase any Insured Obligation listed in a certificate delivered by the Borrower to the Agent pursuant to Section 7.01(d), such Bank (or such participant) shall promptly notify the Agent, and the Agent shall promptly notify the Borrower, that such Bank (or such participant) is or would be so obligated to purchase such Insured Obligation. Upon delivery by the Agent to the Borrower of any such notice with respect to an Insured Obligation, such Insured Obligation shall, effective upon delivery of such notice by the Agent to the Borrower, be excluded from the Covered Portfolio.

     SECTION 11.14. CONFIDENTIALITY. Each of the Agent and each Bank agrees to take and cause its respective Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentially of all financial information and all other information reasonably identified as "confidential" or "secret" by the Borrower and provided to it by either Owner or the Borrower or by the Agent on the Borrower's behalf, and neither it nor any of its Affiliates shall use such information other than is connection with or in enforcement of this Agreement and the other Credit Documents or in connection with other business now or hereafter existing or contemplated with the Borrower, except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by the Agent or any Bank or
(ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Agent or such Bank; provided, however, that the Agent or any Bank may disclose such information (a) at the request or pursuant to any requirement of any authority to which the Agent or such Bank is subject or in connection with an examination of the Agent or such Bank by any such authority; (b) pursuant to subpoena or other court process, provided that if not provided by law, the Agent or such Bank will make reasonable efforts to provide notice to the Borrower of the receipt of such subpoena prior to delivering confidential material in response thereto; (c) when required to do so in accordance with the provisions of any applicable law or regulation; (d) to the extent reasonably required in connection with any litigation or proceeding with respect to the transactions contemplated hereby to which the Agent or any Bank or their respective Affiliates may be party; (e) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Credit Document;
(f) to the Agent's or such Bank's independent auditors and other professional advisors with a need to know and who agrees to keep such information confidential to the extent required of the Agent or such Bank hereunder; and (g) to any assignee or participant, actual or potential, provided that such Person agrees to keep such information confidential to the same extent required of the Agent or the Bank hereunder.

     SECTION 11.15. NO DEFAULT. No Default or Event of Default exists or will exist as of the date hereof upon execution of this Agreement.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:                                RAM REINSURANCE COMPANY LTD.

RAM Re House
46 Reid Street                          By
Hamilton, HM 12                            -------------------------------------
Bermuda                                 Name Richard Lutenski
Attention: Chief Financial Officer      Title Chief Financial Officer
           with a copy to the General
           Counsel
Facsimile No.: (441) 296-6509


560 Lexington Avenue                    BAYERISCHE LANDESBANK, NEW YORK BRANCH,
New York, New York  10022               Individually and as Agent
Attention: Patricia Healy
Facsimile No.: (212) 230-9114
                                        By
                                           -------------------------------------
                                        Name
                                             -----------------------------------
                                        Title
                                              ----------------------------------


                                        By
                                           -------------------------------------
                                        Name
                                             -----------------------------------
                                        Title
                                              ----------------------------------

                    [Signatures continued on following page]

                      [Signature page to Credit Agreement]

R'schibachstrasse 24                    ZURCHER KANTONALBANK
CH-8037 Zurich
Switzerland
                                        By
                                           -------------------------------------
                                        Name
                                             -----------------------------------
                                        Title
                                              ----------------------------------


                                        By
                                           -------------------------------------
                                        Name
                                             -----------------------------------
                                        Title
                                              ----------------------------------

                                   SCHEDULE I

                                     PART A

                                   COMMITMENTS

NAME                                      COMMITMENT
----                                     -----------
Bayerische Landesbank, New York Branch   $40,000,000
                                         -----------
   Total Commitment                      $40,000,000
                                         ===========

                                     PART B

                                  PART B BANKS

Bayerische Landesbank, New York Branch   $40,000,000

                                     PART C

                       PART C BANKS/CONTINGENT COMMITMENTS

NAME                                     CONTINGENT COMMITMENT
----                                     ---------------------
Zurcher Kantonalbank                          $40,000,000
   Total Contingent Commitment                $40,000,000
                                              ===========

                                   SCHEDULE II

                                COVERED PORTFOLIO

                                    EXHIBIT A

                               NOTICE OF BORROWING

                                     [Date]

Bayerische Landesbank
New York Branch, as Agent
560 Lexington Avenue
New York, New York 10022

Ladies and Gentlemen:

     The undersigned, RAM Reinsurance Company Ltd. (the "Borrower"), refers to the Credit Agreement, dated as of February 3, 2006 (as amended, modified and supplemented from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the Borrower, various Banks from time to time party thereto, and you, as Agent for such banks, and hereby give you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.03 of the Credit Agreement:

     (i) The Business Day of the Proposed Borrowing is _________________.(1)

     (ii) The aggregate principal amount of the Proposed Borrower is $_______________.

     [(iii) Schedule 1 hereto contains a description of the Loss which the proceeds of the Loan will be applied to pay, including (a) identification of Insured Obligation which has given rise to such Loss, (b) the amount of such Loss, (c) the amount of the Permitted Reserves, if any, being established with respect to such Loss and (d) the amount of Pledged Premiums, if any, hereafter payable to the Borrower in respect of such Insured Obligation.](2)

     [(iii) Schedule 1 hereto contains a description of the Permitted Reserve which the proceeds of the Loan will be applied to establish, including (a) an identification of the Insured Obligation which is in default or is anticipated to be in default, (b) the amount of such default, and (c) the amount of Pledged Premiums, if any, hereafter payable to the Borrower in respect of such Insured Obligation.](3)

     (iv) The Borrower hereby represents and warrants the following:

----------
(1)  Shall be a Business Day at least two Business Days after the date hereof.

(2)  Include one version of subparagraph (iii).

(3)  Include one version of subparagraph (iii).

          (a) the Loss Threshold Incurrence Date has occurred;

          (b) after advancing the funds requested hereunder, the aggregate principal amount of all Loans made under the Credit Agreement, without regard to payments or prepayments (other than prepayments of Loans in respect of Reserves not applied to pay Losses), do not exceed Cumulative Losses minus the Loss Threshold Amount; and

          (c) the principal amount of the Loan hereby requested does not exceed the sum of the Unutilized Commitments.

     The undersigned hereby certifies that the Loss Threshold Incurrence Date has occurred on or prior to the date of this Notice of Borrowing.

                                        Very truly yours,

                                        RAM REINSURANCE COMPANY LTD.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT B

                                  FORM OF NOTE

$______________                                                           [Date]

     FOR VALUE RECEIVED, RAM REINSURANCE COMPANY LTD., a Bermuda limited liability company (the "Borrower"), hereby promises to pay to the order of ____________________________ (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bayerische Landesbank, New York Branch, as Agent, located at 560 Lexington Avenue, New York, New York 10022, on the Expiry Date (as defined in the hereinafter defined Agreement) the principal sum of $____________________ DOLLARS or, if less, the then unpaid principal amount of all Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

     The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at such office at the rates and at the times provided in
Section 2.06 of the Agreement.

     This Note is one of the Notes referred to in the Credit Agreement, dated as of February 3, 2006 (as amended from time to time, the "Agreement"), among the Borrower, the lenders from time to time party thereto (including the Bank) and Bayerische Landesbank, New York Branch, as Agent, and is entitled to the benefits thereof. This Note is secured by the Security Agreement (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Expiry Date, in whole or in part.

     In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

     Except as otherwise provided in the Agreement, the Borrower hereby waives presentment, demand, protest and notice of any kind in connection with this Note.

     The Bank is authorized to record the date and amount of each Loan and each payment, prepayment and conversion with respect thereto on the grid attached hereto or on a continuation thereof which shall be attached hereto and made a part hereof, and any such notation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such notation shall not affect the validity of the Borrower's obligations hereunder.

     THE PAYMENT OBLIGATIONS OF THE BORROWER UNDER THIS NOTE ARE LIMITED AS PROVIDED IN SECTION 4.05 OF THE AGREEMENT.

     THIS NOTE IS TRANSFERABLE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH STATE.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer on the date first above written.

                                        RAM REINSURANCE COMPANY LTD.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                           LOAN AND REPAYMENT SCHEDULE

                   AMOUNT OF     UNPAID
       AMOUNT OF   PRINCIPAL   PRINCIPAL   MATURITY   INTEREST   NOTATION
DATE      LOAN     REPAYMENT    BALANCE      DATE       RATE      MADE BY
----   ---------   ---------   ---------   --------   --------   --------


                                    EXHIBIT C

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                                     [Date]

     Reference is made to the Credit Agreement described in Item 2 of Annex I hereto (as such Credit Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Unless defined in Annex I hereto, terms defined in the Credit Agreement are used herein as therein defined. _____________________ (the "Assignor") and ______________________ (the
"Assignee") hereby agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I hereto (the "Assigned Share") of all of the outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 4 of Annex I hereto, including, without limitation,
(i) in the case of any assignment of all or any portion of the Commitment (if not theretofore terminated), all rights and obligations with respect to the Assigned Share of such Commitment, (ii) in the case of the assignment of all or any portion of the Contingent Commitment (if not theretofore terminated), all rights and obligations with respect to the Assigned Share of such Contingent Commitment, and (iii) in the case of any assignment of outstanding Loans, all rights and obligations with respect to the Assigned Share of such outstanding Loans. After giving effect to such sale and assignment, the Assignee's Commitment, the Assignee's Contingent Commitment and the amount of the outstanding Loans owing to the Assignee will be as set forth in Item 4 of Annex I hereto.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of the Borrower's Subsidiaries or the performance or observance by the Borrower or the Borrower's Subsidiaries of any of their obligation under the Credit Agreement or the other Credit Documents to which they are a party or any other instrument or document furnished pursuant thereto.

     3. The Assignee (i) confirms that is has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Transferee permitted under Section 11.04(b) of the Credit Agreement; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank and;
(v) has delivered the opinion required by Section 11.04(b) of the Credit Agreement.

     4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Agent. The effective date of this Assignment and Assumption shall be the date specified in Item 5 of Annex I (the "Settlement Date").

     5. Upon the delivery of a fully executed original hereof to the Assignor and the Borrower, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

     6. It is agreed that the Assignee shall be entitled to (i) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I,
(ii) all Commitment Fees (if applicable) on the Assigned Share of the Commitment at the rate specified in Item 7 of Annex I hereto and (iii) commitment fees on the Applicable Share of the Contingent Commitment (if applicable) as agreed in a separate writing between the Assignee and the Assignor, which in each case accrue on and after the Settlement Date, such interest and, if applicable, Commitment Fees to be paid by the Agent directly to the Assignee and such commitment fees on the Applicable Share of the Contingent Commitment (if applicable) to be paid by the Borrower directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be payable directly by the Borrower to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

     7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

     8. IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written, such execution also being made on Annex I hereto.

                                        [NAME OF ASSIGNOR],
                                        as Assignor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [NAME OF ASSIGNEE],
                                        as Assignee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

[Consented to as of the
dated hereof:


RAM REINSURANCE COMPANY LTD.


By:                                   (1)
    ---------------------------------
Name:
      -------------------------------
Title:                                ]
       ------------------------------

----------
(1) Include if Assignee is not an Affiliate of the Assignor with the same or higher unsecured senior debt rating.

                                                                         ANNEX I

                  ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

1.   Borrower: RAM Reinsurance Company Ltd.

2.   Name and Date of Credit Agreement:

     Credit Agreement, dated as of February 3, 2006, among RAM Reinsurance Company Ltd., various Banks and Bayerische Landesbank, New York Branch, as Agent, as amended, modified and supplemented to the date hereof.

3.   Date of Assignment Agreement:

4.   Amounts (as of date of item #3 above):

                                                Contingent       Outstanding
                                   Commitment   Commitment   Principal of Loans
                                   ----------   ----------   ------------------
     a. Aggregate Amount for all
        Banks                      $________    $________        $________

     b. Assigned Share(1)           ________%    ________%        ________%

     c. Amount of Assigned Share   $________    $________        $________

5.   Settlement Date: __________________

6.   Rate of Interest to the Assignee:

     As set forth in Section 2.06 of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee)(2)

7.   Commitment Fees:

     As set fort in Section 3.01(a) of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee)(3)

----------
(1)  Percentage taken to 12 decimal places.

(2) RAM Reinsurance Company Ltd. and the Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section 2.06 of the Credit Agreement, with the Assignor and Assignee effecting any agreed upon sharing of the interest through payments by the Assignee to the Assignor.

8.   Notice:

     ASSIGNOR:

9. ___________________________

______________________________
______________________________
Attention: ___________________
Telephone: ___________________
Telecopier: __________________
Reference: ___________________

          ASSIGNEE:

          ______________________________
          ______________________________
          ______________________________
          Attention: ___________________
          Telephone: ___________________
          Telecopier: __________________
          Reference: ___________________

10. Payment Instructions:

          ASSIGNOR:

          ______________________________
          ______________________________
          ______________________________
          Attention: ___________________
          Reference: ___________________

----------
(...continued)

(3) RAM Reinsurance Company Ltd. shall direct the entire amount of the Commitment Fees to the Assignee at the rate set forth in Section 3.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Commitment Fees through payment by the Assignee to the Assignor.

          ASSIGNEE:

          ______________________________
          ______________________________
          ______________________________
          Attention: ___________________
          Reference: ___________________

Accepted and Agreed:

[NAME OF ASSIGNEE]                      [NAME OF ASSIGNOR]


By:                                     By:
   ----------------------------------       ------------------------------------
Name:                                   Name:
     --------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


                                      I-3